CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 30, 2020 with respect to the financial statements and financial highlights of the LeaderShares® Activist Leaders® ETF, LeaderShares® AlphaFactor® Tactical Focused ETF, LeaderShares® AlphaFactor® US Core Equity ETF, and LeaderShares® Equity Skew ETF (four of the funds in the Two Roads Shared Trust) included in the Certified Shareholder Report of Registered Management Investment Companies on Form N-CSR, which is incorporated by reference in this Post-Effective Amendment No. 254 to the Registration Statement No. 333-182417 on Form N-1A (the “Registration Statement”). We consent to the use of the aforementioned report in the Prospectus and Statement of Additional Information contained in this Registration Statement, and to the use of our name as it appears under the captions “Fund Service Providers,” “Financial Highlights,” “Independent Registered Public Accounting Firm” and “Policies and Procedures For Disclosure Of Portfolio Holdings.”

/s/Grant Thornton LLP

Philadelphia, Pennsylvania

February 26, 2021